SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported)   June 10, 1996



                         STORAGE TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



           Delaware               1-7534               84-0593263
       ----------------       -------------        -------------------
       (State or other         (Commission           (IRS Employer
       Jurisdiction of         File Number)        Identification No.)
        Incorporation)



             2270 South 88th Street, Louisville, Colorado 80028-4309
            --------------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)



       Registrant's telephone number, including area code  (303) 673-5151



                                 Not applicable
            ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.    OTHER EVENTS

           On June 10, 1996, the Company announced that it had entered into an OEM agreement with IBM Corporation ("IBM"), concerning the Company's mainframe online storage products. The term of the agreement expires in December 1999. Under the terms of the agreement, the Company will manufacture for IBM storage subsystems currently sold by the Company under the brand names Iceberg(R), Kodiak(R) and Arctic Fox(R), including certain related software. Beginning on July 1, 1996, the Company intends to use IBM as its main worldwide distribution channel for these products. IBM will market these products under the names IBM RAMAC Virtual Storage Array, IBM RAMAC Scalable Storage Array and IBM RAMAC Electronic Storage Array. The agreement is non-exclusive; however, the Company does not currently anticipate that it will continue to directly, or through other channels market these products. The Company will continue to accept orders for these products from customers and distributors through June 30, 1996. The agreement does not cover any of the Company's other product lines.

           The agreement includes certain purchase commitments by IBM. The volume commitments are subject to reduction based upon the Company's failure to achieve agreed upon quality, availability, supply, delivery and technical milestones, and, under certain circumstances, may be eliminated. The agreement also places various product performance, pricing and delivery conditions on the Company, and includes transition arrangements.

           The agreement includes termination provisions. The Company may terminate the agreement if IBM fails to meet its minimum volume commitments and would be entitled to receive certain amounts from IBM. IBM may elect to terminate the agreement for convenience or for cause, or upon certain instances of change in control or the occurrence of certain other conditions. Upon a termination for cause, the Company may be required to pay certain amounts to IBM, including damages, and royalties in order to use certain IBM technology associated with these products.

           It is expected that substantially all of the Company's products sold by IBM under the agreement will be serviced by IBM. The Company will continue to service its installed products sold outside of this agreement.

           During the term of the agreement, IBM has agreed to finance certain research and development activities associated with the future development of, and specific enhancements relative to these online products. Technology developed pursuant to the agreement will be owned by IBM, subject to licensing rights by the Company. IBM disk drives will be integrated into these products on a consignment basis. In conjunction with entering into the agreement, the parties entered into various licensing and


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product development agreements concerning existing products covered by the agreement and new products and enhancements developed in the future.

           Future revenue from the products covered by the agreement is dependent on IBM's continued support for these products and its marketing and distribution activities, and the Company's ability to manufacture products at projected costs and timely develop new mainframe online products and enhancements. Delays in developing and delivering products to IBM may have a material adverse effect on the Company's business.






ITEM 7.    EXHIBITS

     The following financial statements, pro forma financial information and exhibits are filed as part of this report:

     (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                Not applicable

     (B)   PRO FORMA FINANCIAL INFORMATION.

                Not applicable

     (C)   EXHIBITS.

                None.











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                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Storage Technology Corporation

                                  By:    /s/ DAVID E. LACEY
                                     ---------------------------
                                            David E. Lacey
                                     Executive Vice President and
                                       Chief Financial Officer



Date:  June 12, 1996





















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